EXHIBIT 99
MSHA CITATIONS AND LITIGATION
On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. Section 1503 of the Dodd-Frank Act requires companies that are “operators” (as such term is defined in the Federal Mine Safety and Health Act of 1977 (the Mine Act) to disclose certain mine safety information in each periodic report to the Commission. This information is related to the enforcement of the Mine Act by the Mine Safety and Health Administration (MSHA).
The Dodd-Frank Act requires disclosure of the following categories of violations, orders and citations: (1) Section 104 S&S Citations, which are citations issued for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard; (2) Section 104(b) Orders, which are orders issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (3) Section 104(d) Citations and Orders, which issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (4) Section 110(b)(2) Violations, which results from the reckless and repeated failure to eliminate a known violation; (5) Section 107(a) Orders, which are given when MSHA determines that an imminent danger exists and results in an order of immediate withdrawal from the area of the mine affected by the condition; and (6) written notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e). In addition, the Dodd-Frank Act requires the disclosure of the total dollar value of proposed assessments from MSHA under the Mine Act and the total number of mining related fatalities.
The following disclosures are made pursuant to Section 1503.
During the three months ended March 31, 2011, none of our operations: (i) received notice from MSHA of a pattern of violations of mandatory health or safety standards that are of such a nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e) of the Mine Act or the potential to have such a pattern; (ii) had any mining-related fatalities; or (iii) had any flagrant violations under Section 110(b)(2) of the Mine Act.
Exhibit 99

FIRST QUARTER 2011
The table below sets forth, by mine, the total number of citations and/or orders issued during the period covered by this report to us by MSHA under the indicated provisions of the Mine Act, together with the total dollar value of proposed assessments, if any, from MSHA, received during the three months ended March 31, 2011. Of our 255 active MSHA-regulated facilities, we received 149 federal mine safety inspections at 128 operations during the reporting period. Of our inspected operations, 98 did not receive any reportable citations or orders.

							Total Dollar		Received
							Value of		Written
				Mine Act			Proposed	Total	Notice
		Total		§ 104(d)			MSHA	Number	under
		Number	Mine Act	Citations	Mine Act	Mine Act	Assessments	of Mining	Mine Act
	Number of	of S&S	§ 104(b)	and	§ 110(b)(2)	§ 107(a)	(dollars in	Related	§ 104(e)
Name of Operation	Inspections	Citations	Orders	Orders	Violations	Orders	thousands)	Fatalities	(yes/no)
1604 Stone, TX	1	2	0	0	0	0	0.0	0	No
Blackrock Quarrry, AR	1	1	0	0	0	0	0.3	0	No
Chattanooga Quarry, TN	2	1	0	0	0	0	0.0	0	No
Clarksville Quarry, TN	1	4	0	0	0	0	0.0	0	No
Cleveland Quarry, TN	1	1	0	0	0	0	0.0	0	No
Columbia Quarry, SC	1	1	0	0	0	0	0.2	0	No
Dabney Asphalt Quarry, TX	1	1	0	1	0	1	0.0	0	No
Dolcito Stone, AL	3	1	0	0	0	0	0.1	0	No
Hanover Quarry, PA	1	1	0	0	0	0	0.2	0	No
Havre De Grace Quarry, MD	1	1	0	0	0	0	0.2	0	No
Kankakee, IL	1	1	0	0	0	0	0.0	0	No
Laraway, IL	1	3	0	0	0	0	1.5	0	No
Lawreneville Quarry, VA	1	1	0	0	0	0	0.3	0	No
Lithia Springs, GA	1	3	0	0	0	0	0.0	0	No
Lyman, SC	2	2	0	0	0	0	0.6	0	No
Miami Quarry, FL	1	2	0	0	0	0	0.0	0	No
MSD Mach & Serv, TN	2	2	0	0	0	0	0.0	0	No
Pacolet, SC	1	1	0	0	0	0	0.7	0	No
Pleasanton S&G, CA	2	2	0	0	0	0	0.4	0	No
Pocomoke City S&G, MD	1	1	0	0	0	0	0.0	0	No
Puddledock, VA	1	2	0	0	0	0	0.9	0	No
Sacramento Plant, CA	1	1	0	0	0	0	0.0	0	No
Savannah Quarry, TN	1	1	0	0	0	0	0.0	0	No
Springfield Quarry, TN	1	2	0	0	0	0	0.0	0	No
Table Mountain Plant, CA	1	1	0	0	0	0	0.0	0	No
Tampa Cement Grinding Plant, FL	1	3	0	0	0	0	0.0	0	No
Tehuacana Quarry, TX	1	1	0	0	0	0	0.0	0	No
TSB Cement Plant, FL	1	3	0	0	0	1	4.7	0	No
Vulcan Fab Shop, SC	1	1	0	0	0	0	0.2	0	No
Witherspoon Sand Plant, FL	1	1	0	0	0	0	1.9	0	No
Other Operations - 98	113	0	0	0	0		0.0	0	No
Total	149	48	0	1	0	2	12.3

The total dollar value of proposed assessments received during the three months ended March 31, 2011 for all other citations, as well as proposed assessments received during the reporting period for citations previously issued, is $91,704
The table below set forth, by mine, the pending legal actions filed before the Federal Mine Safety and Health Review Commission during the three months ended March 31, 2011. We initiated each of these actions in order to contest the appropriateness of citations issued.

Name of Operation	State	Case Type	Action Type	Date Case Filed
Shelbyville	TN	Contest Order	104(b)	1/6/2011
Shelbyville	TN	Contest Order	104(b)	1/6/2011
Shelbyville	TN	Contest Order	104(b)	1/6/2011
Shelbyville	TN	Contest Order	104(b)	1/6/2011
Shelbyville	TN	Contest Order	104(b)	1/6/2011
Shelbyville	TN	Contest Order	104(b)	1/6/2011
Adairsville	GA	Contest Penalty	104(a)	2/15/2011
Helena	AL	Contest Penalty	104(a) S&S, 104(d)(1) S&S	2/17/2011
McCook	IL	Contest Penalty	104(a), 104(a) S&S	2/17/2011
Bartlett UG	IL	Contest Penalty	104(a), 104(a) S&S	2/24/2011
Notasulga	AL	Contest Penalty	104(a)	3/2/2011
Polk S&G	FL	Contest Penalty	104(a)	3/23/2011
Laraway	IL	Contest Penalty	104(a) S&S	3/30/2011

Exhibit 99